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Event Cardio Group, Inc.

(Name of Registrant as Specified in its Charter)

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EVENT CARDIO GROUP INC.

7694 Colony Palm Drive

Boynton Beach, Florida 33436

(212) 321-0091

INFORMATION STATEMENT

(Dated April 18, 2016)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. BY WRITTEN CONSENT IN LIEU OF A MEETING OF THE STOCKHOLDERS OF EVENT CARDIO GROUP INC., HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE APPROVED AMENDMENTS TO OUR ARTICLES OF INCORPORATION

•	INCREASING THE NUMBER OF SHARES WE ARE AUTHORIZED TO ISSUE FROM 200,000,000 SHARES, CONSISTING OF 190,000,000 SHARES OF COMMON STOCK AND 10,000,000 SHARES OF PREFERRED STOCK WITH EACH SHARE HAVING 20 VOTES, TO 310,000,000 SHARES, CONSISTNG OF 300,000,000 SHARES OF COMMON STOCK AND 10,000,000 SHARES OF “BLANK CHECK” PREFERRED STOCK UNDESIGNATED AS TO SERIES (“THE AUTHORIZED CAPITAL AMENDMENT”); AND
•	CHANGING THE PURPOSE OF OUR COMPANY SO AS TO PROVIDE THAT WE MAY ENGAGE IN ANY LAWFUL ACT OR ACTIVITY FOR WHICH CORPORATIONS MAY BE ORGANIZED AND INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA (THE “PURPOSE AMENDMENT”).

A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY TO APPROVE THE AMENDMENTS.

Introduction

This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on April 18, 2016 (the "Record Date") of the common stock, par value $0.001 per share ("Common Stock"), of Event Cardio Group Inc., a Nevada corporation (“ECG,” "we, "our" or the "company"), in connection with the Authorized Capital Amendment and the Purpose Amendment (together, the “Amendments’).

On February 23, 2016, the Amendments were approved by our Board of Directors and by holders of shares of our common stock, representing approximately 50.72% of the 120,205,321 outstanding shares of our common stock on February 29, 2016 date, by written consent of stockholders in lieu of a special meeting of stockholders (the “Stockholder Consent”). The Stockholder Consent was signed by the following stockholders:

Name of Shareholder	Number of Shares Owned	Percent of Outstanding Shares
John Bentivoglio	29,812,500	24.80%
2340960 Ontario Inc.(1)	1,412,619	1.18%
Lori Burke(2)	931,250	*
Frank Sgro	19,875,250	16.53%
Giovanna Caruso (3)	1,031,250	*
Richard William Smith (4)	3,000,000	2.50%
Louis Solferino	3,000,000	2.50%
Ricardo Alberto Rodriguez (4)	1,500,000	1.25%
Taunton Ravenscroft (5)	400,000	*
(1)	Controlled by John Bentivoglio, our CEO.
(2)	Spouse of John Bentivoglio.
(3)	Sister of Frank Sgro.
(4)	Principals of Contex Engineering, a company in which John Bentivoglio and Frank Sgro also have an interest.
(5)	Controlled by Frank Sgro.

Approval of the Amendments by a written consent in lieu of a meeting of stockholders signed by the holders of a majority of our outstanding shares of common stock is sufficient under Section 78.320 of the Revised Nevada Statutes (“NRS”). Accordingly, no proxy of our stockholders will be solicited for a vote on the approval of the Amendments, and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Amendments in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including particularly Regulation 14C. In accordance with Regulation 14C, the certificate of amendment effecting the Amendments, annexed hereto as Exhibit A, will not be become effective prior to the 21st day after this Information Statement is mailed to stockholders of record as of the Record Date.

THE AUTHORIZED CAPITAL AMENDMENT

Introduction

The Company’s authorized capital stock currently consists of 190,000,000 shares of common stock, par value $0.001 (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001  (“Preferred Stock”).

Common Stock

As of February 29, 2016, there were outstanding 120,205,321 shares of Common Stock. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the Company’s stockholders.

Holders of common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board and are entitled to share ratably, as a single class, in all of the assets of the Company available for distribution to holders of common stock on the liquidation, dissolution or wind up of the affairs of the Company. Holders of common stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions for the benefit of the common stock in the Company’s Articles of Incorporation. All outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our Articles of Incorporation provide our Board with authority to issue 10,000,000 shares of non-convertible preferred stock which has a voting power of 20 votes per share. None of these shares is currently outstanding. Therefore, our Board has the authority to cause us to issue, without any further vote or action by the stockholders, up to 10,000,000 shares of preferred stock.

Reason for the Authorized Capital Amendment

We are currently authorized to issue a total of 190,000,000 shares of Common Stock, of which 120,205,321 shares were outstanding as of February 29, 2016. In addition, we are required to reserve sufficient shares of Common Stock for issuance upon conversion of our outstanding convertible debt securities and exercise of outstanding warrants. As of the Record Date, the Company was obligated to reserve the following shares of Common Stock:

•	16,000,000 shares of Common Stock are reserved for future issuance upon conversion of our outstanding convertible debt securities;
•	20,050,000 shares of Common Stock reserved for future issuance upon exercise of outstanding warrants;
•	10,000,000 shares of Common Stock reserved for future issuance under our 2015 Equity Incentive Plan.

Thus, as of the Record Date, a total of 169,255,321 shares of our Common Stock were either issued and outstanding, or reserved for issuance as described above.

  Our Board of Directors and stockholders owning a majority of our issued and outstanding Common Stock, the only outstanding class of our voting stock, approved the Authorized Capital Amendment in order to increase the number of shares of Common Stock we are authorized to issue from 190,000,000 to 300,000,000 shares, which will enable our Board of Directors to respond quickly to opportunities to raise capital in public or private offerings, as well as enable our Board of Directors to act with flexibility to issue shares of Common Stock in connection with strategic acquisitions, debt restructurings, equity compensation and incentives to employees and officers, and other favorable opportunities that may arise to enhance our capital structure.

The Authorized Capital Amendment also gives our Board of Directors authority to issue up to 10,000,000 shares of “blank check” preferred stock from time to time in one or more series, pursuant to resolutions adopted by the Board in accordance with Section 78.196 of the Nevada Revised Statutes, each having the voting powers, if any, designations, powers, preferences, and the relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, of any unissued series of preferred stock, to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series, but not below the number of shares thereof then outstanding, without the delay attendant to obtaining stockholder approval for such issuance.

The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of a series of preferred stock may be appropriate for a financing or business acquisition opportunity where there is a sense of urgency. Although we have no present plans to issue any shares of preferred stock, our Board of Directors does not at present intend to seek stockholder approval prior to any issuance of authorized preferred stock, unless otherwise required by law.

Other than as specified above and as permitted or required under outstanding options, warrants and other securities convertible into shares of our Common Stock, the Company has no present arrangements, agreements or understandings for the use of the additional shares proposed to be authorized. No additional action or authorization by the stockholders would be necessary prior to the issuance of any additional shares, unless required by applicable law. We reserve the right to seek a further increase in authorized shares, from time to time in the future as appropriate.

Effect on Outstanding Common Stock

None of the rights of the holders of our Common Stock are being changed as a result of the Authorized Capital Amendment and, therefore, the rights of the holders of our Common Stock will remain unchanged, including the right of one vote for each share of Common Stock in any action requiring a vote of the holders of Common Stock, except that the voting rights of holders of our Common Stock as to particular matters, the right to receive the net proceeds of any liquidation of our company and the right to receive dividends when and if declared by our Board of Directors are subject to and may be limited by, the preferential rights of holders of any series of preferred stock which may be issued by resolution of our Board of Directors. All outstanding shares of Common Stock will continue to have one vote per share on all matters to be voted on by our stockholders, including the election of directors.

The issuance of any additional shares of Common Stock may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of Common Stock of existing stockholders. In addition, if our Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. We expect, however, to receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

The Authorized Capital Amendment will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

We have not entered into any agreements and do not have any understanding or arrangements for any particular business combination and we do not have any plans, arrangements or understandings, written or oral, to issue any of the shares that will be newly available as a result of the Authorized Capital Amendment. The issuance in the future of such additional authorized shares of our Preferred Stock or Common Stock as a result of the Authorized Capital Amendment may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding shares of our Common Stock. The effective increase in the number of authorized but unissued shares of our Common Stock may be construed as having an anti-takeover effect by permitting the issuance of such securities to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions our Articles of Incorporation, as amended, or bylaws.

Anti-Takeover Effects

Although the Authorized Capital Amendment is not motivated by anti-takeover concerns and is not considered by our Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Preferred Stock or Common Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Preferred Stock or Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of Preferred Stock or Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock and authorizing the issuance of “blank check” Preferred Stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock.

No Dissenter or Appraisal Rights

Stockholders do not have any dissenter or appraisal rights in connection with the Authorized Capital Amendment under Nevada law.

THE PURPOSE AMENDMENT

Our Articles of Incorporation provide that we may engage in mining and other related activities, or any lawful act or activity for which corporations may be organized under the corporate laws of the State of Nevada. Our Board of Directors adopted the Purpose Amendment since our company, organized under the name Sunshine Mining Corporation, no longer is engaged in mining activities. The Purpose Amendment provides that the purpose of our company is to engage in any lawful act or activity for which corporations may be organized and incorporated under the laws of the State of Nevada.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information regarding the beneficial ownership of the Company’s common stock by the following persons as of February 29, 2016 (the “Record Date”):

•	each of the Company’s executive officers;
•	each of the Company’s directors;
•	all of the Company’s directors and executive officers as a group; and
•	each beneficial owner of more than 5 percent of any class of our voting securities.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of the Company’s common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Applicable percentage voting power is based on 120,205,321 shares of common stock outstanding.

Shares Beneficially Owned

	Common Stock
Name of Beneficial Owner	Shares	%

Officers and Directors
John Bentivoglio (1)(3)	29,812,500	24.80%
All directors and Executive Officers as a group	29,812,500	24.80%
The Nick Bozza Family Trust (2)	29,812,500	24.80%
Nick Bozza, Trustee (1)(3)	29,812,500	24.80%
Louise Bozza, Trustee (1)(3)	29,812,500	24.80%
Lily Gascoigne, Trustee (1)(3)	29,812,500	24.80%
The John Bentivoglio Family Trust (2)	29,812,500	24.80%
John Bentivoglio, Trustee (1)(3)	29,812,500	24.80%
Michael Bentivoglio, Trustee (1)(3)	29,812,500	24.80%
Christina Cecchini, Trustee (1)(3)	29,812,500	24.80%
The Sgro (2010) Family Trust (2)	19,875,000	16.53%
Frank Sgro, Trustee (1)(3)(4)	19,875,000	16.53%
Diane Sgro, Trustee (1)(3)	19,875,000	16.53%
Gino Alberelli, Trustee (1)(3)	19,875,000	16.53%

(1)	Represents shares beneficially owned by a family trust of which the listed beneficial owner is a co-trustee and as a result could be deemed to have shared voting and dispositive power and be the beneficial owner of the shares owned by the family trust.
(2)	Represents shares beneficially owned by the listed beneficial owner. The shares owned by the listed trust is held of record by John Bentivoglio, Nick Bozza or Frank Sgro, as a nominee for the trust of which he is a trustee.
(3)	Each individual included in the table disclaims beneficial ownership of shares beneficially owned by the family trust of which he/she is a co-trustee.
(4)	Does not include 59,625,500 shares pledged to an entity controlled by Mr. Sgro as security for guarantees by the pledgees of loans made by such entity to the Company. The loan is not in default and lender does not currently have voting, dividend or any similar rights with respect to the shares subject to the pledge.

Available Information

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These filings are available to the public on the Internet at the SEC's web site, http://www.sec.gov. The SEC's web site contains reports, proxy statements and other information regarding issuers, like us, that file these reports, statements and other documents electronically with the SEC. You can also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC's Public Reference Section at that address. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

April 18, 2016 By order of the Board of Directors, /s/ John Bentivoglio John Bentivoglio Chairman of the Board

Exhibit A

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

OF EVENT CARDIO GROUP INC.

*090204*

**BARBARA K. CEGAVSKE**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

**USE BLACK INK ONLY - DO NOT HIGHLIGHT** **ABOVE SPACE IS FOR OFFICE USE ONLY**

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

1. Name of corporation:

EVENT CARDIO GROUP INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3 is amended in its entirety to read as set forth in Attachment 1 annexed hereto.

Article 4 is amended in its entirety to read as set forth in Attachment 2 annexed hereto.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: majority of the outstanding shares

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

**X** ________________________________

**Signature of Officer**

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

 ATTACHMENT 1 TO

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

EVBENT CARDIO GROUP INC.

3. Purpose:

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the laws of the State of Nevada.

 ATTACHMENT 2 TO

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

EVENT CARDIO GROUP INC.

4. Authorized Stock:

The Corporation shall be authorized to issue 310,000,000 shares of capital stock, of which 300,000,000 shares shall be shares of common stock, $0.001 par value (“Common Stock”), and 10,000,000 shares shall be shares of Preferred Stock, $0.001 par value (“Preferred Stock”).

Shares of Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby authorized to fix by resolution or resolutions the classes, series, and number of each class or series of stock as provided in Nevada Revised Statutes (“NRS”) 78.195, 78.1955, and 78.196, as well as prescribe the voting powers, if any, designations, powers, preferences, and the relative, participating, optional, or other rights, if any, and the qualifications, limitations, or restrictions thereof, of any unissued class or series of Preferred Stock; to fix the number of shares constituting such class or series; and to increase or decrease the number of shares of any such class or series, but not below the number of shares thereof then outstanding.

Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors designating the powers, designations, preferences, limitations, restrictions, and relative rights of any Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall entitle the holder thereof to one vote on all matters on which stockholders are entitled generally to vote, and the holders of Common Stock shall vote together as a single class.